Exhibit 99.1

E V E R C O R E
EVERCORE REPORTS FIRST QUARTER 2022 RESULTS;
INCREASES QUARTERLY DIVIDEND TO $0.72 PER SHARE

	First Quarter Results
	U.S. GAAP		Adjusted
	Q1 2022	Q1 2021	Q1 2022	Q1 2021
Net Revenues ($ mm)	$722.9	$662.3	$728.3	$669.9
Operating Income ($ mm)	$209.4	$194.2	$214.8	$201.8
Net Income Attributable to Evercore Inc. ($ mm)	$158.0	$144.4	$173.3	$162.5
Diluted Earnings Per Share	$3.79	$3.25	$3.80	$3.29
Compensation Ratio	59.4%	59.7%	59.0%	59.0%
Operating Margin	29.0%	29.3%	29.5%	30.1%
Effective Tax Rate	16.4%	16.1%	17.1%	17.1%

Business and Financial Highlights	■	Record First Quarter Net Revenues of $722.9 million on a U.S. GAAP basis and $728.3 million on an Adjusted basis increased 9% on both a U.S. GAAP and an Adjusted basis versus First Quarter 2021

	■	Record First Quarter Earnings Per Share of $3.79 on a U.S. GAAP basis and $3.80 on an Adjusted basis increased 17% and 16% on a U.S. GAAP and an Adjusted basis, respectively, versus First Quarter 2021

■
Advisory Revenues of $624.6 million on a U.S. GAAP basis and $624.9 million on an Adjusted basis were also records for a first quarter, increasing 22% on both a U.S. GAAP and an Adjusted basis versus the same period in 2021

	■	Served as bookrunner on over 90% of underwriting participations in Q1 2022

	■	Received multiple awards in the first quarter across our businesses and geographies, including several awarded to our Private Funds Group, Private Capital Advisory and Real Estate Capital Advisory teams; our business in Singapore was awarded Best M&A Adviser in Asia and Best M&A Adviser in Singapore by The Asset Magazine

Talent	■	Two Advisory Senior Managing Directors joined in the first quarter, strengthening our Debt Advisory and Placement capabilities and expanding our geographic reach

	■	Two additional Advisory Senior Managing Directors have committed to join in 2022, to bolster our technology sector coverage

Capital Return	■	Increased quarterly dividend 6% to $0.72 per share

	■	In February, Board approved share repurchase authorization of up to the lesser of $1.4 billion or 10 million shares and/or LP units

	■	Returned $298.3 million to shareholders during the quarter through dividends and repurchases of 2.0 million shares at an average price of $128.14

NEW YORK, April 27, 2022 – Evercore Inc. (NYSE: EVR) today announced its results for the first quarter ended March 31, 2022.

LEADERSHIP COMMENTARY

John S. Weinberg, Chairman and Chief Executive Officer, "We reported the strongest first quarter net revenues and earnings in our history. Record first quarter Advisory revenues were driven by the high volume of completed transactions across a broad array of sectors and capabilities. While our backlogs remain strong, we are closely monitoring factors that could weigh on global M&A activity in the intermediate-term, including the war in Ukraine, mounting inflationary pressures, supply chain constraints and rising rates. In terms of talent, we are actively investing at all levels across the firm, as human capital remains the most important investment we make in our business. We are pleased to have two Advisory Senior Managing Directors join us so far this year and two others committed to joining later this year. Lastly, we continue our commitment to returning capital which is not needed to be invested in the business. This quarter, we announced a share repurchase authorization of $1.4 billion, repurchased 2.0 million shares and increased our quarterly dividend to $0.72 per share."

Roger C. Altman, Founder and Senior Chairman, "The Firm generated strong results during this past quarter and 2022 will be another year of deepening our pool of talent and our array of services to clients."

Evercore's quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Business Segments:

Evercore's business results are categorized into two segments: Investment Banking and Investment Management. Investment Banking includes providing advice to clients on mergers, acquisitions, divestitures and other strategic corporate transactions, as well as services related to securities underwriting, private placement services and commissions for agency-based equity trading services and equity research. Investment Management includes Wealth Management and interests in private equity funds which are not managed by the Company, as well as advising third-party investors through affiliates. See pages A-2 to A-8 for further information and reconciliations of these segment results to our U.S. GAAP consolidated results.

Non-GAAP Measures:

Throughout this release certain information is presented on an adjusted basis, which is a non-GAAP measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), and then those results are adjusted to exclude certain items and reflect the conversion of certain Evercore LP Units into Class A shares. Evercore believes that the disclosed adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

The gain on the sale of a portion of the Company's interests in ABS in the first quarter of 2022 has been excluded from Adjusted Net Revenues.

Evercore's Adjusted Diluted Shares Outstanding for the three months ended March 31, 2022 were higher than U.S. GAAP, as a result of the inclusion of certain Evercore LP Units and Unvested Restricted Stock Units.

Further details of these adjustments, as well as an explanation of similar amounts for the three months ended March 31, 2021 are included in pages A-2 to A-8.

Selected Financial Data – U.S. GAAP Results

The following is a discussion of Evercore's consolidated results on a U.S. GAAP basis. See pages A-4 to A-6 for our business segment results.

Net Revenues

	U.S. GAAP
	Three Months Ended
	March 31, 2022	March 31, 2021	% Change
	(dollars in thousands)
Investment Banking:
Advisory Fees	$624,564	$511,918	22%
Underwriting Fees	36,306	79,257	(54%)
Commissions and Related Revenue	50,898	53,526	(5%)
Investment Management:
Asset Management and Administration Fees	17,115	14,949	14%
Other Revenue, net	(6,029)	2,660	NM
Net Revenues	$722,854	$662,310	9%

	Three Months Ended
	March 31, 2022	March 31, 2021	% Change
Total Number of Fees from Advisory Client Transactions(1)	223	248	(10%)
Total Number of Fees of at Least $1 million from Advisory Client Transactions(1)	86	103	(17%)

Total Number of Underwriting Transactions	14	39	(64%)
Total Number of Underwriting Transactions as a Bookrunner	13	31	(58%)

1.Includes Advisory and Underwriting Transactions.

	As of March 31,
	2022	2021	% Change
Assets Under Management ($ mm)(1)
Wealth Management(2)	$11,553	$10,555	9%
Total Assets Under Management	$11,553	$10,555	9%

1. Assets Under Management reflect end of period amounts from our consolidated Wealth Management business.
2. Assets Under Management includes Evercore assets which are managed by Evercore Wealth Management of $0.3 million and $76.4 million as of March 31, 2022 and 2021, respectively.

Advisory Fees – First quarter Advisory Fees increased $112.6 million, or 22%, year-over-year, reflecting growth in average fee size driven by a number of large fees during the first quarter.

Underwriting Fees – First quarter Underwriting Fees decreased $43.0 million, or 54%, year-over-year, reflecting a decrease in the number of transactions we participated in due to the decline in overall market issuances.

Commissions and Related Revenue – First quarter Commissions and Related Revenue decreased $2.6 million, or 5%, year-over-year, primarily reflecting lower trading volumes, partially offset by increased revenues from research subscriptions and convertible securities.

Asset Management and Administration Fees – First quarter Asset Management and Administration Fees increased $2.2 million, or 14%, year-over-year, driven by an increase in fees from Wealth Management clients as associated AUM increased 9%, primarily from market appreciation.

Other Revenue – First quarter Other Revenue, net, decreased $8.7 million year-over-year, primarily driven by lower performance of our investment funds portfolio due to the overall market decline. The portfolio is used as an economic hedge against our deferred cash compensation program. This was partially offset by a $1.3 million gain on the sale of a portion of our interests in ABS during the first quarter of 2022.

Expenses

	U.S. GAAP
	Three Months Ended
	March 31, 2022	March 31, 2021	% Change
	(dollars in thousands)
Employee Compensation and Benefits	$429,735	$395,390	9%
Compensation Ratio	59.4%	59.7%
Non-Compensation Costs	$83,755	$72,712	15%
Non-Compensation Ratio	11.6%	11.0%

Employee Compensation and Benefits – First quarter Employee Compensation and Benefits increased $34.3 million, or 9%, year-over-year, in line with the increase in Net Revenues. The first quarter compensation ratio was 59.4% versus 59.7% for the prior year period. See "Deferred Compensation" for more information.

Non-Compensation Costs – First quarter Non-Compensation Costs increased $11.0 million, or 15%, year-over-year, primarily driven by an increase in travel and related expenses, as travel began to resume during the fourth quarter of 2021, as well as higher professional fees. The first quarter Non-Compensation ratio of 11.6% increased from 11.0% for the prior year period.

Effective Tax Rate

The first quarter effective tax rate was 16.4% versus 16.1% for the prior year period. The effective tax rate is principally impacted by the deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price. The first quarter provision for income taxes reflects an additional tax benefit of $19.0 million versus $16.7 million for the prior year period, due to the net impact associated with the appreciation in our share price upon vesting of employee share-based awards above the original grant price.

Selected Financial Data – Adjusted Results

The following is a discussion of Evercore's consolidated results on an Adjusted basis. See pages 3 and A-2 to A-8 for further information and reconciliations of these metrics to our U.S. GAAP results. See pages A-4 to A-6 for our business segment results.

Adjusted Net Revenues

	Adjusted
	Three Months Ended
	March 31, 2022	March 31, 2021	% Change
	(dollars in thousands)
Investment Banking:
Advisory Fees(1)	$624,938	$512,087	22%
Underwriting Fees	36,306	79,257	(54%)
Commissions and Related Revenue	50,898	53,526	(5%)
Investment Management:
Asset Management and Administration Fees(2)	19,253	17,804	8%
Other Revenue, net	(3,073)	7,230	NM
Net Revenues	$728,322	$669,904	9%

1. Advisory Fees on an Adjusted basis reflect the reclassification of earnings related to our equity method investments in Luminis and Seneca Evercore of $0.4 million and $0.2 million for the three months ended March 31, 2022 and 2021, respectively.

2. Asset Management and Administration Fees on an Adjusted basis reflect the reclassification of earnings related to our equity method investments in Atalanta Sosnoff and ABS of $2.1 million and $2.9 million for the three months ended March 31, 2022 and 2021, respectively.

See page 4 for additional business metrics.

Advisory Fees – First quarter adjusted Advisory Fees increased $112.9 million, or 22%, year-over-year, reflecting growth in average fee size driven by a number of large fees during the first quarter.

Underwriting Fees – First quarter Underwriting Fees decreased $43.0 million, or 54%, year-over-year, reflecting a decrease in the number of transactions we participated in due to the decline in overall market issuances.

Commissions and Related Revenue – First quarter Commissions and Related Revenue decreased $2.6 million, or 5%, year-over-year, primarily reflecting lower trading volumes, partially offset by increased revenues from research subscriptions and convertible securities.

Asset Management and Administration Fees – First quarter adjusted Asset Management and Administration Fees increased $1.4 million, or 8%, year-over-year, primarily driven by an increase in fees from Wealth Management clients, as associated AUM increased 9%, primarily from market appreciation. This was partially offset by a 25% decrease in equity in earnings of affiliates, driven by lower income earned by ABS, principally reflecting a decrease in our ownership following the sale of a portion of our interests during the first quarter.

Other Revenue – First quarter adjusted Other Revenue, net, decreased $10.3 million year-over-year, primarily driven by lower performance of our investment funds portfolio due to the overall market decline. The portfolio is used as an economic hedge against our deferred cash compensation program.

Adjusted Expenses

	Adjusted
	Three Months Ended
	March 31, 2022	March 31, 2021	% Change
	(dollars in thousands)
Employee Compensation and Benefits	$429,735	$395,390	9%
Compensation Ratio	59.0%	59.0%
Non-Compensation Costs	$83,755	$72,705	15%
Non-Compensation Ratio	11.5%	10.9%

Employee Compensation and Benefits – First quarter adjusted Employee Compensation and Benefits increased $34.3 million, or 9%, year-over-year, in line with the increase in Net Revenues. The first quarter adjusted compensation ratio was 59.0%, in line with the ratio for the prior year period. See "Deferred Compensation" for more information.

Non-Compensation Costs – First quarter adjusted Non-Compensation Costs increased $11.1 million, or 15%, year-over-year, primarily driven by an increase in travel and related expenses, as travel began to resume during the fourth quarter of 2021, as well as higher professional fees. The first quarter adjusted Non-Compensation ratio of 11.5% increased from 10.9% for the prior year period.

Adjusted Effective Tax Rate

The first quarter adjusted effective tax rate was 17.1%, flat versus the prior year period. The adjusted effective tax rate is principally impacted by the deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price. The first quarter adjusted provision for income taxes for 2022 reflects an additional tax benefit of $19.6 million versus $17.7 million for the prior year period, due to the net impact associated with the appreciation in our share price upon vesting of employee share-based awards above the original grant price.

Liquidity

The Company continues to maintain a strong balance sheet. As of March 31, 2022, cash and cash equivalents were $454.8 million, investment securities and certificates of deposit were $1.1 billion and current assets exceeded current liabilities by $1.4 billion. Amounts due related to the Notes Payable were $375.4 million at March 31, 2022.

Headcount

As of March 31, 2022 and 2021, the Company employed approximately 2,000 and 1,800 people, respectively, worldwide.

As of March 31, 2022 and 2021, the Company employed 172(1) and 149(2) total Senior Managing Directors, respectively, in its Investment Banking business, of which 131(1) and 107(2), respectively, were Advisory Senior Managing Directors.

(1) Senior Managing Director headcount as of March 31, 2022, adjusted to include two additional Advisory Senior Managing Directors committed to join in 2022.
(2) Senior Managing Director headcount as of March 31, 2021, adjusted for one additional Advisory Senior Managing Director committed to join in April 2021.

Deferred Compensation

During the first quarter of 2022, the Company granted to certain employees approximately 2.6 million unvested restricted stock units ("RSUs") (including 2.5 million granted in conjunction with the 2021 bonus awards) with a grant date fair value of approximately $332.0 million.

In addition, during the first quarter of 2022, the Company granted approximately $124 million of deferred cash awards to certain employees, related to our deferred cash compensation program, principally pursuant to 2021 bonus awards.

The Company recognized compensation expense related to RSUs and our deferred cash compensation program of $91.2 million and $82.9 million for the three months ended March 31, 2022 and 2021, respectively.

As of March 31, 2022, the Company has approximately 5.7 million unvested RSUs with an aggregate grant date fair value of $648.2 million. RSUs are expensed over the service period of the award, subject to retirement eligibility, and generally vest over four years.

As of March 31, 2022, the Company expects to pay an aggregate of $330.1 million related to our deferred cash compensation program at various dates through 2026, subject to certain vesting events. Amounts due pursuant to this program are expensed over the service period of the award, subject to retirement eligibility, and are reflected in Accrued Compensation and Benefits, a component of current liabilities.

Capital Return Transactions

On April 26, 2022, the Board of Directors of Evercore declared a quarterly dividend of $0.72 per share to be paid on June 10, 2022 to common stockholders of record on May 27, 2022.

During the first quarter, the Company repurchased approximately 0.9 million shares from employees for the net settlement of stock-based compensation awards at an average price per share of $129.04, and approximately 1.1 million shares at an average price per share of $127.37 in open market transactions pursuant to the Company's share repurchase program. The aggregate approximately 2.0 million shares were acquired at an average price per share of $128.14.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, April 27, 2022, accessible via telephone and the Internet. Investors and analysts may participate in the live conference call by dialing (877) 359-9508 (toll-free domestic) or (224) 357-2393 (international); passcode: 1168879. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (855) 859-2056 (toll-free domestic) or (404) 537-3406 (international); passcode: 1168879. A live audio webcast of the conference call will be available on the For Investors section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore

Evercore (NYSE: EVR) is a premier global independent investment banking advisory firm. We are dedicated to helping our clients achieve superior results through trusted independent and innovative advice on matters of strategic significance to boards of directors, management teams and shareholders, including mergers and acquisitions, strategic shareholder advisory, restructurings, and capital structure. Evercore also assists clients in raising public and private capital and delivers equity research and equity sales and agency trading execution, in addition to providing wealth and investment management services to high net worth and institutional investors. Founded in 1995, the Firm is headquartered in New York and maintains offices and affiliate offices in major financial centers in the Americas, Europe, the Middle East and Asia. For more information, please visit www.evercore.com.

Investor Contact:    Investor Relations
    investorrelations@evercore.com

Media Contact:    Dana Gorman
    Abernathy MacGregor, for Evercore
    212-371-5999

Basis of Alternative Financial Statement Presentation

Our Adjusted results are a non-GAAP measure. As discussed further under "Non-GAAP Measures", Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and better reflects how management views its operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of our U.S. GAAP results to Adjusted results is presented in the tables included in the following pages.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore's operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "backlog," "believes," "expects," "potential," "probable," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. All statements, other than statements of historical fact, included in this release are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore's business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under "Risk Factors" discussed in Evercore's Annual Report on Form 10-K for the year ended December 31, 2021, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

EVERCORE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended March 31,
	2022	2021

Revenues
Investment Banking:
Advisory Fees	$624,564	$511,918
Underwriting Fees	36,306	79,257
Commissions and Related Revenue	50,898	53,526
Asset Management and Administration Fees	17,115	14,949
Other Revenue, Including Interest and Investments	(1,779)	7,230
Total Revenues	727,104	666,880
Interest Expense(1)	4,250	4,570
Net Revenues	722,854	662,310

Expenses
Employee Compensation and Benefits	429,735	395,390
Occupancy and Equipment Rental	19,177	18,709
Professional Fees	24,146	21,607
Travel and Related Expenses	7,826	2,292
Communications and Information Services	16,028	14,029
Depreciation and Amortization	7,110	6,641
Execution, Clearing and Custody Fees	2,797	3,552
Acquisition and Transition Costs	—	7
Other Operating Expenses	6,671	5,875
Total Expenses	513,490	468,102

Income Before Income from Equity Method Investments and Income Taxes	209,364	194,208
Income from Equity Method Investments	2,512	3,024
Income Before Income Taxes	211,876	197,232
Provision for Income Taxes	34,782	31,681
Net Income	177,094	165,551
Net Income Attributable to Noncontrolling Interest	19,078	21,199
Net Income Attributable to Evercore Inc.	$158,016	$144,352

Net Income Attributable to Evercore Inc. Common Shareholders	$158,016	$144,352

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	39,176	41,364
Diluted	41,708	44,456

Net Income Per Share Attributable to Evercore Inc. Common Shareholders:
Basic	$4.03	$3.49
Diluted	$3.79	$3.25

1.Includes interest expense on long-term debt.

Adjusted Results
Throughout the discussion of Evercore's business and elsewhere in this release, information is presented on an Adjusted basis, which is a non-generally accepted accounting principles ("non-GAAP") measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), adjusted to exclude certain items and reflect the conversion of certain Evercore LP Units, as well as Unvested Restricted Stock Units, into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted amounts are allocated to the Company's two business segments: Investment Banking and Investment Management. The differences between the Adjusted and U.S. GAAP results are as follows:
1.Assumed Exchange of Evercore LP Units into Class A Shares. The Adjusted results assume substantially all Evercore LP Units have been exchanged for Class A shares. Accordingly, the noncontrolling interest related to these units is converted to a controlling interest. The Company's management believes that it is useful to provide the per-share effect associated with the assumed conversion of substantially all of these previously granted equity interests and IPO related restricted stock units, and thus the Adjusted results reflect their exchange into Class A shares.
2.Adjustments Associated with Business Combinations and Divestitures. The following charges resulting from business combinations and divestitures have been excluded from the Adjusted results because the Company's Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges:
a.Acquisition and Transition Costs. Primarily professional fees incurred and costs related to transitioning acquisitions or divestitures.
b.Gain on Sale of Interests in ABS. The gain on the sale of a portion of the Company's interests in ABS in the first quarter of 2022 is excluded from the Adjusted presentation.
3.Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation in the U.S. as the ultimate parent. Certain of the subsidiaries, particularly Evercore LP, have noncontrolling interests held by management or former members of management. As a result, not all of the Company’s income is subject to corporate level taxes and certain other state and local taxes are levied. The assumption in the Adjusted earnings presentation is that substantially all of the noncontrolling interest is eliminated through the exchange of Evercore LP units into Class A common stock of the ultimate parent. As a result, the Adjusted earnings presentation assumes that the allocation of earnings to Evercore LP’s noncontrolling interest holders is substantially eliminated and is therefore subject to statutory tax rates of a C-Corporation under a conventional tax structure in the U.S. and that certain state and local taxes are reduced accordingly.
4.Presentation of Interest Expense. The Adjusted results present Adjusted Investment Banking Operating Income before interest expense on debt, which is included in interest expense on a U.S. GAAP basis.
5.Presentation of Income from Equity Method Investments. The Adjusted results present Income from Equity Method Investments within Revenue as the Company's Management believes it is a useful presentation.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended
	March 31, 2022	March 31, 2021
Net Revenues - U.S. GAAP	$722,854	$662,310
Income from Equity Method Investments (1)	2,512	3,024
Interest Expense on Debt (2)	4,250	4,570
Gain on Sale of Interests in ABS (3)	(1,294)	—
Net Revenues - Adjusted	$728,322	$669,904

Other Revenue, net - U.S. GAAP	$(6,029)	$2,660
Interest Expense on Debt (2)	4,250	4,570
Gain on Sale of Interests in ABS (3)	(1,294)	—
Other Revenue, net - Adjusted	$(3,073)	$7,230

Operating Income - U.S. GAAP	$209,364	$194,208
Income from Equity Method Investments (1)	2,512	3,024
Pre-Tax Income - U.S. GAAP	211,876	197,232
Gain on Sale of Interests in ABS (3)	(1,294)	—
Acquisition and Transition Costs (4)	—	7
Pre-Tax Income - Adjusted	210,582	197,239
Interest Expense on Debt (2)	4,250	4,570
Operating Income - Adjusted	$214,832	$201,809

Provision for Income Taxes - U.S. GAAP	$34,782	$31,681
Income Taxes (5)	1,143	2,126
Provision for Income Taxes - Adjusted	$35,925	$33,807

Net Income Attributable to Evercore Inc. - U.S. GAAP	$158,016	$144,352
Gain on Sale of Interests in ABS (3)	(1,294)	—
Acquisition and Transition Costs (4)	—	7
Income Taxes (5)	(1,143)	(2,126)
Noncontrolling Interest (6)	17,732	20,284
Net Income Attributable to Evercore Inc. - Adjusted	$173,311	$162,517

Diluted Shares Outstanding - U.S. GAAP	41,708	44,456
LP Units (7)	3,943	4,926
Unvested Restricted Stock Units - Event Based (7)	12	12
Diluted Shares Outstanding - Adjusted	45,663	49,394

Key Metrics: (a)
Diluted Earnings Per Share - U.S. GAAP	$3.79	$3.25
Diluted Earnings Per Share - Adjusted	$3.80	$3.29

Operating Margin - U.S. GAAP	29.0%	29.3%
Operating Margin - Adjusted	29.5%	30.1%

Effective Tax Rate - U.S. GAAP	16.4%	16.1%
Effective Tax Rate - Adjusted	17.1%	17.1%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended March 31, 2022
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking:
Advisory Fees	$624,564	$374	(1)	$624,938
Underwriting Fees	36,306	—		36,306
Commissions and Related Revenue	50,898	—		50,898
Other Revenue, net	(7,467)	4,250	(2)	(3,217)
Net Revenues	704,301	4,624		708,925

Expenses:
Employee Compensation and Benefits	419,929	—		419,929
Non-Compensation Costs	80,643	—		80,643
Total Expenses	500,572	—		500,572

Operating Income (a)	$203,729	$4,624		$208,353

Compensation Ratio (b)	59.6%			59.2%
Operating Margin (b)	28.9%			29.4%

	Investment Management Segment
	Three Months Ended March 31, 2022
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$17,115	$2,138	(1)	$19,253
Other Revenue, net	1,438	(1,294)	(3)	144
Net Revenues	18,553	844		19,397

Expenses:
Employee Compensation and Benefits	9,806	—		9,806
Non-Compensation Costs	3,112	—		3,112
Total Expenses	12,918	—		12,918

Operating Income (a)	$5,635	$844		$6,479

Compensation Ratio (b)	52.9%			50.6%
Operating Margin (b)	30.4%			33.4%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE MONTHS ENDED MARCH 31, 2021
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended March 31, 2021
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking:
Advisory Fees	$511,918	$169	(1)	$512,087
Underwriting Fees	79,257	—		79,257
Commissions and Related Revenue	53,526	—		53,526
Other Revenue, net	2,584	4,570	(2)	7,154
Net Revenues	647,285	4,739		652,024

Expenses:
Employee Compensation and Benefits	386,682	—		386,682
Non-Compensation Costs	69,851	(7)	(4)	69,844
Total Expenses	456,533	(7)		456,526

Operating Income (a)	$190,752	$4,746		$195,498

Compensation Ratio (b)	59.7%			59.3%
Operating Margin (b)	29.5%			30.0%

	Investment Management Segment
	Three Months Ended March 31, 2021
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$14,949	$2,855	(1)	$17,804
Other Revenue, net	76	—		76
Net Revenues	15,025	2,855		17,880

Expenses:
Employee Compensation and Benefits	8,708	—		8,708
Non-Compensation Costs	2,861	—		2,861
Total Expenses	11,569	—		11,569

Operating Income (a)	$3,456	$2,855		$6,311

Compensation Ratio (b)	58.0%			48.7%
Operating Margin (b)	23.0%			35.3%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT AND CONSOLIDATED RESULTS
(dollars in thousands)
(UNAUDITED)

	U.S. GAAP
	Three Months Ended March 31,
	2022	2021
Investment Banking
Net Revenues:
Investment Banking:
Advisory Fees	$624,564	$511,918
Underwriting Fees	36,306	79,257
Commissions and Related Revenue	50,898	53,526
Other Revenue, net	(7,467)	2,584
Net Revenues	704,301	647,285

Expenses:
Employee Compensation and Benefits	419,929	386,682
Non-Compensation Costs	80,643	69,851
Total Expenses	500,572	456,533

Operating Income (a)	$203,729	$190,752

Investment Management
Net Revenues:
Asset Management and Administration Fees	$17,115	$14,949
Other Revenue, net	1,438	76
Net Revenues	18,553	15,025

Expenses:
Employee Compensation and Benefits	9,806	8,708
Non-Compensation Costs	3,112	2,861
Total Expenses	12,918	11,569

Operating Income (a)	$5,635	$3,456

Total
Net Revenues:
Investment Banking:
Advisory Fees	$624,564	$511,918
Underwriting Fees	36,306	79,257
Commissions and Related Revenue	50,898	53,526
Asset Management and Administration Fees	17,115	14,949
Other Revenue, net	(6,029)	2,660
Net Revenues	722,854	662,310

Expenses:
Employee Compensation and Benefits	429,735	395,390
Non-Compensation Costs	83,755	72,712
Total Expenses	513,490	468,102

Operating Income (a)	$209,364	$194,208

(a) Operating Income excludes Income (Loss) from Equity Method Investments.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED NON-COMPENSATION COSTS
(dollars in thousands)
(UNAUDITED)

	Three Months Ended March 31, 2022
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$19,177	$—		$19,177
Professional Fees	24,146	—		24,146
Travel and Related Expenses	7,826	—		7,826
Communications and Information Services	16,028	—		16,028
Depreciation and Amortization	7,110	—		7,110
Execution, Clearing and Custody Fees	2,797	—		2,797
Other Operating Expenses	6,671	—		6,671
Total Non-Compensation Costs	$83,755	$—		$83,755

	Three Months Ended March 31, 2021
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$18,709	$—		$18,709
Professional Fees	21,607	—		21,607
Travel and Related Expenses	2,292	—		2,292
Communications and Information Services	14,029	—		14,029
Depreciation and Amortization	6,641	—		6,641
Execution, Clearing and Custody Fees	3,552	—		3,552
Acquisition and Transition Costs	7	(7)	(4)	—
Other Operating Expenses	5,875	—		5,875
Total Non-Compensation Costs	$72,712	$(7)		$72,705

Notes to Unaudited Condensed Consolidated Adjusted Financial Data

For further information on these adjustments, see page A-2.

(1)Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted presentation.
(2)Interest Expense on Debt is excluded from Net Revenues and presented below Operating Income in the Adjusted results and is included in Interest Expense on a U.S. GAAP basis.
(3)The gain on the sale of a portion of the Company's interests in ABS in the first quarter of 2022 is excluded from the Adjusted presentation.
(4)Professional fees incurred and costs related to transitioning acquisitions or divestitures are excluded from the Adjusted presentation.
(5)Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation in the U.S. as the ultimate parent. Certain of the subsidiaries, particularly Evercore LP, have noncontrolling interests held by management or former members of management. As a result, not all of the Company’s income is subject to corporate level taxes and certain other state and local taxes are levied. The assumption in the Adjusted earnings presentation is that substantially all of the noncontrolling interest is eliminated through the exchange of Evercore LP units into Class A common stock of the ultimate parent. As a result, the Adjusted earnings presentation assumes that the allocation of earnings to Evercore LP’s noncontrolling interest holders is substantially eliminated and is therefore subject to statutory tax rates of a C-Corporation under a conventional tax structure in the U.S. and that certain state and local taxes are reduced accordingly.
(6)Reflects an adjustment to eliminate noncontrolling interest related to substantially all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted presentation.
(7)Assumes the exchange into Class A shares of substantially all Evercore LP Units and IPO related restricted stock unit awards in the Adjusted presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP Units are anti-dilutive.